
                                                                                                                         EXHIBIT 11
                                                                                          SHAW INDUSTRIES, INC.
                                                                                  COMPUTATION OF PER SHARE EARNINGS
                  -----------------------------------------------------------------------------------------------------------------
                                                                                (In Thousands, Except Per Share Data)
                                                                                            (Unaudited)

                                                                             Three Months Ended

                                                                        October 1, 1994     October 2, 1993
PRIMARY:
       Weighted average common shares outstanding                          139,432             143,112

       Additional shares assuming exercise of stock options                    860               1,988
                                                                        -----------         -----------
       Average common shares outstanding, as adjusted                      140,292             145,100
                                                                        ===========         ===========
       Net Income                                                     $     33,162        $     34,096
                                                                        ===========         ===========
      Primary earnings per common share                               $       0.24        $       0.24
                                                                        ===========         ===========






FULLY DILUTED
       Weighted average common shares outstanding                          139,432             143,112

       Additional shares assuming exercise of stock options                    860               2,164
                                                                        -----------         -----------
       Average common shares outstanding, as adjusted                      140,292             145,276
                                                                        ===========         ===========
       Net Income                                                     $     33,162        $     34,096
                                                                        ===========         ===========
      Fully diluted earnings per common share                         $       0.24        $       0.24
                                                                        ===========         ===========









